Exhibit 5.1

609 Main Street

Houston, TX 77002

United States

+1 713 836 3600

www.kirkland.com

September 27, 2024

Kodiak Gas Services, Inc.

9950 Woodlock Forest Drive, Suite 1900

The Woodlands, Texas 77380

Re:	Prospectus Supplement to Registration Statement on Form S-3ASR

(Registration No. 333-280737)

We are issuing this opinion in our capacity as legal counsel to Kodiak Gas Services, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the prospectus supplement, dated September 27, 2024, filed with the Securities and Exchange Commission (the “Commission”), to the prospectus, dated July 9, 2024 (as supplemented by the prospectus supplement, the “Prospectus”), that constitutes a part of the Company’s Registration Statement on Form S-3ASR, filed with the Commission on July 10, 2024 (as such registration statement is amended or supplemented, the “Registration Statement”) related to the registration for sale from time to time of up to 5,562,273 shares (the “Shares”) of common stock, par value $0.01 per share, by the Selling Stockholders named therein. The Shares are issuable upon the redemption of common units representing limited liability company interests (the “OpCo units”) in Kodiak Gas Services, LLC, a Delaware limited liability company and a subsidiary of the Company, together with the cancellation of an equal number of shares of our Series A preferred stock, par value $0.01 per share, of the Company.

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the corporate and organizational documents of the Company; (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the Shares, (iii) the Registration Statement and (iv) the Prospectus.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Company), and the due authorization, execution and delivery of all documents by the parties thereto (other than the Company). As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

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Kodiak Gas Services, Inc.

September 27, 2024

We have also assumed that:

(i)

the Registration Statement will remain effective pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), and comply with all applicable laws at the time the Shares are offered or issued as contemplated by the Registration Statement;

(ii)

a prospectus supplement or prospectus supplements with respect to the Shares shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company filed with the Commission and will comply with all applicable laws;

(iii)	the Shares will be sold in the manner stated in the Registration Statement, and in the form and containing the terms set forth in the Registration Statement;

(iv)	appropriate corporate action shall have been taken to authorize the issuance and sale of, and such authorization will not have been modified or rescinded;

(v)

the issuance, sale and delivery of the Shares will not violate any applicable law, any agreement or instrument then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(vi)	any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained;

(vii)	there will not have occurred any change in law affecting the validity, legally binding character or enforceability of the Shares; and

(viii)

appropriate certificates representing the Shares will have been duly executed, countersigned by the Company’s transfer agent/registrar, registered and delivered against payment of the agreed consideration therefor in accordance with the applicable agreement.

Kodiak Gas Services, Inc.

September 27, 2024

Based upon and subject to the assumptions, qualifications and limitations identified in this opinion, we are of the opinion that, with respect to the Shares to be offered by the Selling Stockholders pursuant to the Registration Statement, such Shares are validly issued, fully paid and nonassessable.

Each opinion in this letter that any particular contract constitutes a valid and binding agreement or is enforceable in accordance with its terms (each, an “enforceability opinion”) is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. “General principles of equity” include but are not limited to: (A) principles limiting the availability of specific performance and injunctive relief; (B) principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; (C) principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; (D) principles which may permit a party to cure a material failure to perform its obligations; and (E) principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

Our advice on every legal issue addressed in this opinion is based exclusively on the internal law of New York and the General Corporation Law of the State of Delaware (the “DGCL”). We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the DGCL be changed by legislative action, judicial decision or otherwise after the date hereof.

Kodiak Gas Services, Inc.

September 27, 2024

This opinion is furnished to you in connection with the filing of the Prospectus and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Prospectus. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Commission.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP